EXHIBIT 4

                          Variable Annuity Contract

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                      Great-West Life & Annuity Insurance Company
                                    A Stock Company
                      8515 East Orchard Road Englewood, CO 80111






                          FLEXIBLE PREMIUM VARIABLE DEFERRED
                                     GROUP ANNUITY




                    PLEASE READ THIS ANNUITY CERTIFICATE CAREFULLY.


ALL  PAYMENTS  AND VALUES  BASED ON THE  INVESTMENT  EXPERIENCE  OF THE  ANNUITY
ACCOUNT VALUE ARE NOT GUARANTEED AS TO AMOUNT; THEY ARE VARIABLE AND MAY INCREASE OR DECREASE ACCORDINGLY. THE ANNUITY ACCOUNT PROVISIONS ARE DESCRIBED ON PAGE 8.

FREE LOOK PERIOD

10 DAY RIGHT TO EXAMINE CERTIFICATE. IF NOT SATISFIED WITH THE CERTIFICATE, RETURN IT TO THE COMPANY WITHIN 10 DAYS OF RECEIVING IT. THE CERTIFICATE WILL BE VOID FROM THE START, AND THE COMPANY WILL REFUND THE GREATER OF: 1) CONTRIBUTIONS RECEIVED; OR 2) THE VARIABLE ACCOUNT VALUE LESS SURRENDERS, WITHDRAWALS, AND DISTRIBUTIONS.

DURING THE FREE LOOK PERIOD, AND FOR A PERIOD OF 5 DAYS THEREAFTER, ALL CONTRIBUTIONS WILL BE ALLOCATED TO THE MONEY MARKET SUB-ACCOUNT. REFER TO THE ALLOCATION OF CONTRIBUTIONS PROVISION ON PAGE 7 FOR DETAILS.

FLEXIBLE PREMIUM VARIABLE DEFERRED GROUP ANNUITY.
Contributions may be made until the Payment Commencement Date or until the death benefit is payable to a Beneficiary. The Owner is as shown on the Certificate Data Page unless changed as provided for in this Certificate. The Company will pay the Annuitant the first of a series of annuity payments on the annuity commencement date by applying the Variable Account Value of the Owner's Annuity Account according to the Payment Options Provisions. Subsequent payments will be paid on the same day of each frequency period according to the provisions of this Certificate. Non-Participating. Not eligible to share in the Company's divisible surplus.


Signed for Great-West Life & Annuity Insurance Company on the issuance of this Certificate.

[OBJECT OMITTED]


/s/  D.C. Lennox,                              /s/  W.T. McCallum,
Secretary                                 President and Chief Executive Officer






                                 Updated July 30, 1998
J434                                                                        (98)

                                   TABLE OF CONTENTS
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Use  this  Table  of  Contents  to  locate   specific  topics  in  this  annuity
Certificate.


     DEFINITIONS.............................................................3


     GENERAL PROVISIONS
        Certificate Modification.............................................4
        Currency.............................................................5
        Entire Contract......................................................4
        Misstatement of Age and/or Sex.......................................5
        Non-Participating....................................................5
        Notice and Proof.....................................................5
        Reports..............................................................5
        Tax Consequences of Payments.........................................5
        Voting Rights........................................................5


     OWNERSHIP PROVISIONS
        Annuitant............................................................6
        Beneficiary..........................................................6
        Change of Beneficiary................................................6
        Change of Ownership..................................................6
        Collateral Assignment................................................7
        Contingent Annuitant.................................................6
        Death of Beneficiary.................................................6
        Designation of Beneficiary...........................................6
        Ownership of Series Account..........................................7
        Rights of Owner......................................................6
        Successive Beneficiaries.............................................6


     CONTRIBUTIONS PROVISIONS
        Allocation of Contributions..........................................7
        Contributions........................................................7
        Effective Date.......................................................7


     VARIABLE ACCOUNT VALUE
        Accumulation Units...................................................8
        Accumulation Unit Value..............................................8
        Certificate Maintenance Charge.......................................8
        Net Investment Factor................................................8
        Risk Charge..........................................................8
        Variable Account Value...............................................8

                                   TABLE OF CONTENTS
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Use  this  Table  of  Contents  to  locate   specific  topics  in  this  annuity
Certificate.


     TRANSFER PROVISIONS
        Dollar Cost Averaging................................................9
        The Rebalancer Option................................................9
        Transfers............................................................9


     DEATH BENEFIT PROVISIONS
        Compliance with Code Section 72(s)..................................11
        Distribution Rules..................................................10
        Payment of Death Benefit............................................10


     SURRENDERS AND PARTIAL WITHDRAWALS
        Partial Withdrawals.................................................12
        Postponement........................................................12
        Surrender Benefit...................................................12


     PAYMENT OPTIONS
        How to Elect........................................................12
        How to Elect Periodic Withdrawals...................................14
        Periodic Withdrawal Option..........................................14
        Periodic Withdrawal Options Available...............................14
        Selection of Payment Options........................................12
        Variable Annuity Payment Options....................................13

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J438                                                            Page 3
Definitions
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J438                                                         Page 1

Accumulation Period - the period between the Effective Date and the Payment Commencement Date.

Accumulation Unit - an accounting measure used to determine the Annuity Account Value before the date annuity payments commence.

Annuitant - the person named in the application and on the Certificate Data Page upon whose life the payment of an annuity is based and who will receive annuity payments. If a Contingent Annuitant is named, then the Annuitant will be considered the Primary Annuitant.

Annuity Account - an account that reflects the total value of the Owner's Variable Sub-Accounts.

Annuity Account Value - the sum of the values of the Variable Sub-Accounts credited to the Owner. The Annuity Account Value is credited with a return based upon the investment experience of the Investment Division(s) selected by the Owner and will increase or decrease accordingly.

Annuity Payment Period - the period beginning on the Payment Commencement Date and continuing until all annuity payments have been made under this Certificate.

Annuity Service Center - Post Office Box 1700, Denver, CO 80201. The toll-free telephone number is 1-800-XXX-XXXX.

Annuity Unit - an accounting measure used to determine the dollar value of any variable annuity payment after the first annuity payment is made.

Automatic Contribution Plan - a plan provided to the Owner to allow for automatic payment of Contributions. The Contributions will be withdrawn from a pre-authorized account and automatically credited to the Annuity Account.

Beneficiary - the person(s) designated by the Owner to receive death proceeds which may become payable upon the death of an Owner or the Annuitant. If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will be deemed to be the Beneficiary upon such Owner's death and may take the death benefit or elect to continue this Certificate in force. The Beneficiary is shown on the Certificate Data Page unless later changed by Request by the Owner.

Certificate - the document issued to the Owner which specifies the rights and obligations of the Owner. Company - Great-West Life & Annuity Insurance Company, the underwriter for this annuity, located at 8515 East Orchard Road, Englewood, Colorado 80111.

Contingent Annuitant - the person named in the application who will become the Annuitant upon the death of the Primary Annuitant. The Contingent Annuitant is the person named on the Certificate Data Page, unless later changed by Request while the Primary Annuitant is alive and before annuity payments have commenced.

Contract - the document issued to the Policyholder which specifies the rights and obligations of the Policyholder.

Contributions - purchase amounts received and allocated to the Variable Sub-Account(s) prior to any Premium Tax or other deductions.

Effective Date - the date on which the first Contribution is credited to the Annuity Account.

Eligible Fund - a registered management investment company in which the assets of the Series Account may be invested.

Investment Division - a division of the Series Account containing the shares of a specific portfolio of the Eligible Fund. There is an Investment Division for each portfolio of the Eligible Fund.

Non-qualified Annuity Certificate - an annuity Certificate which is not intended to be a part of a qualified retirement plan and is not intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended. This Certificate may only be issued as a non-qualified annuity.

Owner (Joint Owners) - the person or persons named on the Certificate Data Page. The Owner is entitled to exercise all rights and privileges under the Certificate, while the Annuitant is living, except as reserved by the Policyholder. Joint Owners must be husband and wife as of the Effective Date. The Annuitant will be the Owner unless otherwise indicated in the application.

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J434                                                 8/12/98    Page 4
Definitions (continued)
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J438 Page 5 Policyholder - the organization entering into the Contract and whose name appears on the Contract Data Page as the Policyholder.

Premium Tax - the amount of tax, if any, charged by a state or other governmental authority.

Request - any instruction in a form, written, telephoned or computerized, satisfactory to the Company and received at the Annuity Service Center from the Owner or the Owner's designee (as specified in a form acceptable to the Company) or the Beneficiary, (as applicable) as required by any provision of this Contract or as required by the Company. The Request is subject to any action taken or payment made by the Company before it was processed.

Series Account - the account into which Contributions may be paid under this Contract, net of fees and charges described herein. The Company owns the assets in the Series Account. The investments held in the Series Account provide variable annuity benefits under this Contract and the Series Account is used for other purposes permitted by applicable laws and regulations. This account is kept separate from the general account and other series accounts the Company may have.

The Series Account was established by the Company as a separate account under Colorado law. The name of the separate account is the _________ Series Account. It is not treated as an investment company under Federal securities laws. It is not registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940, as amended.


Surrender Value - will be equal to:
(a) Annuity Account Value on the effective date of the surrender; less (b) Premium Tax, if any.

Transaction Date - the date on which any Contribution or Request from the Owner will be processed by the Company at the Annuity Service Center. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed and the Annuity Account will be valued on each date that the New York Stock Exchange is open for trading.

Underlying Fund - a portfolio of securities managed in accordance with a specified investment objective.


Valuation Date - the date on which the net asset value of each Eligible Fund is determined.

Valuation Period - the period between two successive Valuation Dates.

Variable   Sub-Accounts  -  sub-division(s)   of  the  Owner's  Annuity  Account
containing the value credited to the Owner from an Investment Division.

General Provisions
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What is your agreement with us?
ENTIRE CONTRACT
This Contract, Contract Data Page, tables, riders and amendments, if any, form the Entire Contract between the Owner and the Company. This Entire Contract supersedes all prior representations, statements, warranties, promises and agreements of any kind, whether oral or written, relating to the subject matter of this Contract. All statements in the application, made by an Owner or the Annuitant, in the absence of fraud, will be considered representations and not warranties.

How can this Contract be modified?
CONTRACT MODIFICATION
This Contract may be modified only by written agreement between the Company and the Policyholder, except that upon 30 days notice to the Policyholder, the Company may at any time and without the consent of the Policyholder or any other person, modify this Contract as needed to conform to changes in tax or other law. Such modifications will become part of this Contract.

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J438 Page 5 The Company may terminate certain Investment Divisions. In that event, the Owner, by Request, may change the allocation of the Contributions. If no Request is made by the date the Investment Division is terminated, future Contributions will be allocated to the Money Market Investment Division. Any modification will not affect the terms, provisions or conditions which are, or may be, applicable to Contributions previously made to any such Investment Division.

The Company may cease offering existing variable annuity payment options.

ONLY THE PRESIDENT, A VICE-PRESIDENT, OR THE SECRETARY OF THE COMPANY CAN MODIFY OR WAIVE ANY PROVISION OF THIS CERTIFICATE.

NON-PARTICIPATING
This Certificate is non-participating. It is not eligible to share in the Company's divisible surplus.

What if the Annuitant's age and/or sex is misstated?
MISSTATEMENT OF AGE AND/OR SEX
If the age and/or sex of the Annuitant has been misstated, the annuity payments established will be made on the basis of the correct age and/or sex. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest is at an annual effective rate which will not be less than the minimum interest rate allowed by law.

How will the Contract values be reported?
REPORTS
The Company will furnish the Owner, at least annually, a statement of the Annuity Account Value and the Surrender Value. The Company will furnish the Owner copies of any other notices, reports or documents required by law.

What are the notice and proof requirements?
NOTICE AND PROOF
Any notice or demand by the Company to or upon the Owner, or any other person may be given by mailing it to that person's last known address as stated in the Company's file. In the event of the death of an Owner or the Annuitant, the Company will require proof of death.

Any application, report, Request, election, direction, notice or demand by the Owner, or any other person, must be made in a form satisfactory to the Company.

What are the tax consequences?
TAX CONSEQUENCES OF PAYMENTS
The Owner or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable. Payments elected by the Owner in the form of periodic withdrawals, surrenders or partial withdrawals will be tax reported to the Owner. Annuity payments are payable to the Annuitant and will be tax reported to the Annuitant. Payments made to a Beneficiary will be tax reported to the Beneficiary.

It is recommended that a competent tax adviser be consulted prior to obtaining any distribution from, or changing the ownership of, this Certificate. A 10% federal tax penalty may apply if a surrender, withdrawal, or distribution is taken prior to the taxpayer's attainment of age 59 1/2.

Nothing contained herein will be construed to be tax or legal advice. Neither the Policyholder nor the Company assumes any responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the Owner, the Annuitant, the Beneficiary, or any other person arising out of any such determination.

CURRENCY
All Contributions and all transactions will be in the currency of the United States of America.

What are the voting rights?
VOTING RIGHTS
The Company will vote the shares of an Eligible Fund. To the extent required by law, the Company will vote according to the instructions of the Owner in proportion to the interest in the Investment Division. In such event, the Company will send proxy materials and form(s) to the Owner for a reply. If no reply is received by the date specified in the proxy materials, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.

During the Annuity Payment Period, the number of votes will decrease as the assets held to fund annuity payments decrease. The Owner will be entitled to receive the proxy materials and form(s).

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J438                                                           Page 6
Ownership Provisions
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What are the Owner's rights?
RIGHTS OF OWNER
While the Annuitant is living, the Owner has the sole and absolute power to exercise all rights and privileges in this Certificate. Upon the death of an Owner or the Annuitant, the Death Benefit Provisions section will apply.

How is the Beneficiary determined?
BENEFICIARY
The Owner may, while the Annuitant is living, designate or change a Beneficiary by Request from time to time as provided below. If an Owner dies and the surviving Joint Owner is the surviving spouse of the deceased Owner, such surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Certificate in force.

DESIGNATION OF BENEFICIARY
Unless changed as provided below, or as otherwise required by law, the Beneficiary will be as shown on the Certificate Data Page. Unless otherwise indicated, if more than one Beneficiary is designated, then each such Beneficiary so designated will share equally in any benefits and/or rights granted by the Contract to such Beneficiary or allowed by the Company. If the Beneficiary is a partnership, any benefits will be paid to the partnership as it existed at the time of an Owner's or the Annuitant's death. The Company may rely on an affidavit by any responsible person to identify a Beneficiary or verify the non-existence of a Beneficiary not identified by name.

CHANGE OF BENEFICIARY
The Owner may, while the Annuitant is living, change the Beneficiary by Request. The Company shall not be bound by any change of Beneficiary unless it is made in writing and recorded at the Annuity Service Center. A change of Beneficiary will take effect as of the date the Request is processed at the Annuity Service Center, unless a certain date is specified by the Owner.

If an Owner dies before the date the Request was processed, the change will take effect as of the date of the Request, unless the Company has already made a payment or has otherwise taken action on a designation or change before receipt or processing of such Request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except to the extent required by law.

DEATH OF BENEFICIARY
The interest of any Beneficiary who dies before an Owner or the Annuitant will terminate at the death of such Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner has indicated otherwise by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant.

SUCCESSIVE BENEFICIARIES
If an Owner dies, and the surviving Joint Owner is the surviving spouse of the deceased Owner, the surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Certificate in force. If there is no surviving Joint Owner, and no named Beneficiary is alive at the time of an Owner's death, any benefits payable will be paid to the Owner's estate.

ANNUITANT
While the Annuitant is living and at least 30 days prior to the annuity commencement date, the Owner may, by Request, change the Annuitant. A change of Annuitant will take effect as of the date the Request is processed at the Annuity Service Center.

How is the Contingent Annuitant determined?
CONTINGENT ANNUITANT
While the Annuitant is alive, the Owner may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Annuity Service Center, unless a certain date is specified by the Owner.

Can the ownership of this Certificate be changed?
CHANGE OF OWNERSHIP
Since this is a non-qualified Certificate, the Owner may change the ownership while the Annuitant is living. Any change of ownership must be made by Request on a form satisfactory to the Company. The change will take effect as of the date the Request is processed at the Annuity Service Center, unless a certain date is specified by the Owner, and is subject to any action taken or payment made by the Company before it was processed.

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J438                                                        Page 7
Ownership Provisions (continued)
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Can this Certificate be assigned?
COLLATERAL ASSIGNMENT
Since this is a non-qualified Certificate, the Owner can assign this Certificate as collateral while the Annuitant is living. The interest of the assignee has priority over the interest of the Owner and the interest of any Beneficiary. Any amounts payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Company at the Annuity Service Center. Any assignment is subject to any action taken or payment made by the Company before the assignment was processed. The Company is not responsible for the validity of any assignment. An assignment, pledge or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. It is recommended that a competent tax adviser be consulted prior to making such a change to this Certificate.


Who owns the Series Account?
OWNERSHIP OF SERIES ACCOUNT
The Company has absolute ownership of the assets of the Series Account. The portion of the assets of the Series Account equal to the reserves and other Certificate liabilities with respect to the Series Account are not chargeable with liabilities arising out of any other business the Company may conduct.

Income and realized and unrealized gains or losses from the assets in the Series Account are credited to or charged against the account without regard to other income, gains or losses arising out of any other business the Company may conduct.

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J434                                             8/12/98    Page 8
Contributions Provisions
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J434                                                         Page 7
What is the Effective Date?
EFFECTIVE DATE
The Effective Date, shown on the Certificate Data Page, is the date the initial Contribution is credited to the Annuity Account.

How may Contributions be made?
CONTRIBUTIONS
Contributions should be payable to Great-West Life & Annuity Insurance Company (the Company) at any time during the Accumulation Period. All Contributions must be paid in a form acceptable to the Company, during the lifetime of the Annuitant and before the Payment Commencement Date. Coverage will begin on the Effective Date.

At any time after the Effective Date, the Owner may make additional Contributions. The minimum amount accepted after the initial Contribution is $250 except subsequent payments made via an Automatic Contribution Plan have a minimum of $100 per month. Total Contributions while this Certificate is in force may exceed $1,000,000 with prior approval from the Company. The Company may modify these limitations.




How are Contributions allocated?
ALLOCATION OF CONTRIBUTIONS
During the Free Look Period, all Contributions will be allocated to the Money Market Investment Division and will remain there until the next Transaction Date following the end of the Free Look Period plus five calendar days. On that date, the Annuity Account Value held in the Money Market Investment Division will be allocated to the Variable Investment Divisions selected by the Owner. During the Free Look Period, the Owner may change the allocation percentages among the Investment Divisions and/or selection of Investment Divisions to which Contributions will be allocated after the Free Look Period.

If the Certificate is returned during the Free Look Period, it will be void from the start, and the Company will refund the greater of: 1) Contributions received; or 2) the Annuity Account Value less surrenders, withdrawals, and distributions.

After the Free Look Period, subsequent Contributions will be allocated in the Investment Divisions as Requested by the Owner. If there are no accompanying instructions, then allocations will be made in accordance with standing instructions.
Allocations will be effective upon the Transaction Date.

Annuity Account Provisions
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What is the annual Certificate Maintenance
Charge?
CERTIFICATE MAINTENANCE CHARGE
The following charge is applicable to a Certificate having a Variable Account Value of less than $25,000. Each year, beginning on the first anniversary of the Certificate Effective Date, a Certificate Maintenance Charge of not more than $30 will be deducted from the Annuity Account. This charge will be deducted from the Money Market Sub-Account. If there is not sufficient value in the Money Market Sub-Account to cover all of the Certificate Maintenance Charge, the remainder will be deducted proportionately from the other Variable Sub-Accounts based on their relative values.

How is the Annuity Account Value determined?
ANNUITY ACCOUNT VALUE
The Annuity Account Value for the Owner on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts.

The value of the Owner's interest in a Variable Sub-Account will be determined by multiplying the number of the Owner's Accumulation Units by the accumulation unit value for that Variable Sub-Account.

ACCUMULATION UNITS
For each Contribution, the number of Accumulation Units credited for the Owner to a Variable Sub-Account will be determined by dividing the amount of the Contribution, less Premium Tax, if any, by the accumulation unit value for that Variable Sub-Account on the applicable Transaction Date.

ACCUMULATION UNIT VALUE
The initial accumulation unit value of each Variable Sub-Account was established at $10. The accumulation unit value of a Variable Sub-Account on a Valuation Date is calculated by multiplying the accumulation unit value as of the immediately preceding Valuation Date by the net investment factor as described in the Net Investment Factor provision below.

The dollar value of an Accumulation Unit will vary in amount depending on the investment experience of the Eligible Fund and charges taken from the Variable Sub-Account.


NET INVESTMENT FACTOR
The net investment factor for any Variable Sub-Account for any Valuation Period is determined by dividing (a) by (b), and subtracting (c) from the result where:
(a)     is the net result of:
   (i) the net asset value per share of the Eligible Fund shares held in the Investment Division determined as of the end of the current Valuation Period; plus
   (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the applicable Eligible Fund on shares held in the Investment Division if the "ex-dividend" date occurs during the current Valuation Period; minus or plus
   (iii)a per unit charge or credit for any taxes incurred by or reserved for in the Investment Division, which is determined by the Company to have resulted from the investment operations of the Investment Division.
(b) is the net result of:
    (i) the net asset value per share of the Eligible Fund shares held in the Investment Division determined as of the end of the immediately preceding Valuation Period; minus or plus
    (ii) the per unit charge or credit for any taxes incurred by or reserved for in the Investment Division for the immediately preceding Valuation Period.
(c) is an amount representing the risk charge deducted from each Investment Division on a daily basis, equal to an annual rate as shown in the table below as a percentage of the daily net asset value of each Investment Division. This charge will not exceed:

Mortality:        Expense:    Total:
 .68% maximum   .17% maximum.85% maximum

The net investment factor may be greater than, less than, or equal to one. Therefore, the accumulation unit value may increase, decrease or remain unchanged.

The per share amount of any dividend referred to in paragraph (a)(ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible Funds and may be renegotiated each year.

RISK CHARGE
The risk charge compensates the Company for its assumption of certain mortality and expense risks. This charge is set forth above in the Net Investment Factor provision.

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J438                                                                     Page 9
Transfer Provisions
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J438                                                                    Page 10
Can Transfers be made between the Variable

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J438                                                               Page 10
Sub-Accounts?
TRANSFERS
The Owner may make Transfers by Request.  The following provisions apply:
(a)At any time prior to the date annuity payments begin, the Owner, by Request, may
   Transfer all or a portion of the Annuity Account Value among the Investment Divisions currently offered by the Company. Once a variable annuity payment option is elected, the Owner may continue to make Transfers from one Investment Division to another.
(b) A Transfer will be effective upon the Transaction Date.
(c)There is no administrative charge for the first twenty-four Transfers made in a calendar year. There is a $10 administrative fee for each subsequent Transfer. All Transfers made on a single Transaction Date will be aggregated to count as only one Transfer toward the twenty-four Transfers; however, if a one time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.

Is Dollar Cost Averaging offered?
DOLLAR COST AVERAGING
By Request, the Owner may elect Dollar Cost Averaging in order to purchase units of the Investment Divisions over a period of time.

The Owner may Request to automatically Transfer a predetermined dollar amount, subject to the Company's minimum, at regular intervals from any one or more designated Investment Division to one or more of the remaining, then available, Investment Division(s). The unit value will be determined on the dates of the Transfers. The Owner must specify the percentage to be Transferred into each designated Investment Division. Transfers may be set up on any one of the following frequency periods: monthly, quarterly, semiannually, or annually. The Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. If there are insufficient funds in the applicable Variable Sub-Account on the date of Transfer, no Transfer will be made; however, Dollar Cost Averaging will resume once there are sufficient funds in the applicable Variable Sub-Account. The Company will provide a list of Investment Divisions eligible for Dollar Cost Averaging which may be modified from time to time. Amounts Transferred through Dollar Cost Averaging are not counted against the twenty-four free Transfers allowed in a calendar year.

The Owner may terminate Dollar Cost Averaging at any time by Request. Dollar Cost Averaging will terminate automatically upon the annuity commencement date. Participation in Dollar Cost Averaging and the Rebalancer Option at the same time is not allowed. Participation in Dollar Cost Averaging does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market. The Company reserves the right to modify, suspend, or terminate Dollar Cost Averaging at any time.

Is rebalancing available?
THE REBALANCER OPTION
By Request, the Owner may elect the Rebalancer Option in order to automatically Transfer among the Investment Divisions on a periodic basis. This type of automatic Transfer program automatically reallocates the Annuity Account Value to maintain a particular percentage allocation among Investment Divisions selected by the Owner. The amount allocated to each Investment Division will grow or decline at different rates depending on the investment experience of the Investment Division.

The Owner may Request that rebalancing occur one time only, in which case the Transfer will take place on the Transaction Date of the Request. This Transfer will count as one Transfer towards the twenty-four free Transfers allowed in a calendar year.

Rebalancing may also be set up on a quarterly, semiannual, or annual basis, in which case the first Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. On the Transaction Date for the specified Request, assets will be automatically reallocated to the selected funds. Rebalancing will continue on the same Transaction Date for subsequent periods. In order to participate in the Rebalancer Option, the entire Annuity Account Value must be included. Transfers set up with these frequencies will not count against the twenty-four free Transfers allowed in a calendar year.

The Owner must specify the percentage of Annuity Account Value to be allocated to each Investment Division and the frequency of rebalancing. The Owner may terminate the Rebalancer Option at any time by Request. The Rebalancer Option will terminate automatically upon the annuity commencement date.

Participation in the Rebalancer Option and Dollar Cost Averaging at the same time is not allowed.

Death Benefit Provisions
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Participation in the Rebalancer Option does not assure a greater profit, nor will it prevent or necessarily alleviate losses in a declining market. The Company reserves the right to modify, suspend, or terminate the Rebalancer Option at any time.

How is the death benefit paid?
PAYMENT OF DEATH BENEFIT
Upon the death of an Owner or the Annuitant, the death benefit will become payable in accordance with these death benefit provisions following the Company's receipt of a Request, while this Certificate is in force.

The amount of the death benefit will be as follows:
If the Owner or Annuitant dies after the date annuity payments commence and before the entire interest has been distributed, the remaining annuity payments will be paid to the Beneficiary under the payment option applicable on the date of death. The Beneficiary will not be allowed to change the method of distribution in effect on the date of the Owner's or Annuitant's death or to elect a new payment option; or

If the Owner or Annuitant dies before the date annuity payments commence, the Company will pay proceeds to the Beneficiary the greater of: the Annuity Account Value as of the date the Request for payment is received, less Premium Tax, if any; or the sum of Contributions paid, less partial surrenders and Periodic Withdrawals, less
Premium Tax, if any.

When an Owner or the Annuitant dies before the annuity commencement date and a death benefit is payable to a Beneficiary, the death benefit proceeds will remain invested in accordance with the allocation instructions given by the Owner until new allocation instructions are Requested by the Beneficiary or until the death benefit is actually paid to the Beneficiary. The death benefit will be determined as of the date payments commence; however, on the date a payment option is processed, the Annuity Account Value will be Transferred to the Money Market Fund Investment Division unless the Beneficiary otherwise elects by Request. Distribution of the death benefit may be Requested to be made as follows (subject to the distribution rules set forth below): (1) payment in a single sum; or (2) payment under any of the variable annuity options provided under the Certificate.

DISTRIBUTION RULES
If Annuitant Dies Before Annuity Commencement Date
Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the death benefit provided under the Certificate will be paid to the Beneficiary unless there is a surviving Contingent Annuitant.

If a Contingent Annuitant was named by the Owner prior to the Annuitant's death, and the Annuitant dies before the annuity commencement date, while the Owner and Contingent Annuitant are living, no death benefit will be payable by reason of the Annuitant's death and the Contingent Annuitant will become the Annuitant.

If a corporation or other non-individual is an Owner, or if the deceased Annuitant is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Certificate will be subject to the death of an Owner provisions described below.

If an Owner Dies Before Annuity Commencement Date
If an Owner dies before the annuity commencement date, and such Owner was the Annuitant, the following provisions shall apply: (1) If there is a Joint Owner (who is the surviving spouse of the deceased Owner)
   and a Contingent Annuitant, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Certificate will continue in force;
(2)If there is a Joint Owner who is the surviving spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, the Annuitant and the Beneficiary, and may take the death benefit or elect to continue this Certificate in force;
(3)In all other cases, the Company will pay the death benefit to the Beneficiary even if a former spouse Joint Owner or the Contingent Annuitant are alive at the time of an Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary Requests to become the Owner and the Annuitant, and to continue the Certificate in force.

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J438                                                            Page 11
Death Benefit Provisions (continued)
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J307 Page 5 If an Owner dies before the annuity commencement date, and such Owner was not the Annuitant, the following provisions shall apply: (1) If there is a Joint Owner who is the surviving spouse of the deceased Owner, the
   Joint Owner will become the Owner and Beneficiary and may take the death benefit or elect to continue this Certificate in force.
(2)In all other cases, the Company will pay the death benefit to the Beneficiary even if a former spouse Joint Owner, the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and such Beneficiary Requests to become the Owner and the Annuitant and to continue the Certificate in force.

To whom and when is the death benefit
payable?
Any death benefit payable to the Beneficiary upon an Owner's death will be distributed as follows:

(1)If the Owner's surviving spouse is the person entitled to receive benefits upon the Owner's death, the surviving spouse will be treated as the Owner and will be allowed to take the death benefit or continue the Certificate in force.
(2)If a non-spouse individual is the person entitled to receive benefits upon the Owner's death, such individual may elect, not later than one year after the Owner's date of death, to receive the death benefit in either a single sum or payment under any of the variable options available under the Certificate, provided that: (a) such annuity is distributed in substantially equal installments over the life or life expectancy of such Beneficiary; and
   (b) such distributions begin not later than one year after the Owner's date of death. If no election is received by the Company from an individual non-spouse Beneficiary such that substantially equal installments have begun no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death; or

(3)If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the death benefit must be completely distributed within five years of the Owner's date of death.

The death benefit will be determined as of the date the payments commence.

If Annuitant Dies After Annuity Commencement Date
Upon the death of the Annuitant (or any Owner/Annuitant) after the annuity commencement date, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as under the annuity option then in effect.

If an Owner Dies After Annuity Commencement Date and While the Annuitant is Living Upon the death of an Owner after the annuity commencement date and while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant at least as rapidly as under the annuity option then in effect. All of the Owner's rights granted under the Certificate or allowed by the Company will pass to any surviving Joint Owner and, if none, to the Annuitant.

COMPLIANCE WITH CODE SECTION 72(s)
In any event, no payment of benefits provided under the Certificate will be allowed that does not satisfy the requirements of Code Section 72(s), as amended from time to time, and any other applicable federal or state law, rules or regulations. These death benefit provisions will be interpreted and administered in accordance with such requirements.

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J438                                                               Page 12
Surrenders And Partial Withdrawals
-----------------------------------------------------------------------------

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J438                                                                 Page 13
Can withdrawals be made from this Certificate?
SURRENDER BENEFIT
At any time prior to the date annuity payments commence and subject to the provisions of this Certificate, the Owner may surrender this Certificate for the Surrender Value which will be computed as of the Transaction Date. The Company will make the distribution, paid in a single sum, within 7 business days after receipt of the Request.

PARTIAL WITHDRAWALS
The Owner may make a partial withdrawal from the Annuity Account at any time, by Request, prior to the date annuity payments commence and subject to the terms of this Certificate. The minimum partial withdrawal amount is $250. After any partial withdrawal, if the remaining value of the Annuity Account is less than $2,000, then a full surrender may be required.

By Request, the Owner must elect the Variable Sub-Account(s), or a combination of them, from which a partial withdrawal is to be made and the amount to be withdrawn from each Variable Sub-Account. The Variable Account Value will be reduced by the partial withdrawal amount. The following terms apply: (a) No partial withdrawals are permitted after the date annuity payments commence. (b) If a partial withdrawal is made within 30 days of the date annuity payments are scheduled to  commence,  the Company may delay the Payment  Commencement
Date by 30 days.
(c) A partial withdrawal will be effective upon the Transaction Date.

POSTPONEMENT
In accordance with state law, if the Company receives a Request for surrender or partial withdrawal, the Company may postpone any cash payment from the Annuity Account for no more than 7 business days.

During the postponement period the Annuity Account will continue to be subject to the investment experience (gains or losses) of the underlying Eligible Fund(s) and all applicable charges.

Payment Options
----------------------------------------------------------------------------

How are annuity payment options and the Periodic Withdrawal Option elected? HOW TO ELECT The Request of the Owner is required to elect, or change the election of, a payment option and must be received by the Company at least 30 days prior to the Payment
Commencement Date.

At any time prior to the Payment Commencement Date, the Owner may Transfer between Variable Sub-Account options, subject to the Transfer provisions of this Certificate.

On the Payment Commencement Date the Annuity Account Value may be applied to any of the variable annuity payment options available.

If an option has not been elected within 30 days of the Payment Commencement Date, the Annuity Account Value will be applied under Variable Annuity Payment Option 1 to provide payments for life with a guaranteed period of 20 years.

What guidelines apply to annuity payment options?
SELECTION OF PAYMENT OPTIONS
(a)A single sum payment may be elected. If so, the amount to be paid is the Surrender Value.
(b)A variable annuity payment option may be elected. If so, the amount to be applied is the Annuity Account Value as of the Payment Commencement Date, less Premium Tax, if any.
(c)The minimum amount that may be withdrawn from the Account Value to purchase an annuity payment option is $2,000. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Partial Withdrawals Provision. Payments may be elected to be received on any of the following frequency periods:
   monthly, quarterly, semiannually, or annually.
(d)Payments to be made under the annuity payment option selected must be at least $50. The Company reserves the right to make the payments using the most frequent payment interval which produces a payment of not less than $50.

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J438                                                              Page 13
Payment Options (continued)
----------------------------------------------------------------------------

(e)The maximum amount that may be applied under any annuity payment option is $1,000,000, unless prior approval is obtained from the Company.
(f)For information on electing periodic withdrawals, refer to the Periodic Withdrawal Option section on Page 14.

What variable annuity payment options are available?
VARIABLE ANNUITY PAYMENT OPTIONS
The guaranteed annuity table is based on mortality from the 1983 Table (a) modified with Projection Scale G for Individual Annuity Valuation and a guaranteed interest rate of 5% per year. The Company may offer a better rate than the guaranteed rate shown.

The following variable annuity payment options are available:
(a)   Option 1:  Variable Life Annuity with Guaranteed Period
   Payments for the guaranteed Annuity Payment Period elected or the lifetime of the Annuitant whichever is longer. The guaranteed Annuity Payment Period elected may be 5, 10, 15, or 20 years. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval elected by the Owner. See Table A or B, as applicable.
(b)   Option 2:  Variable Life Annuity
   Payments for the Annuitant's lifetime, without a guaranteed period. See Table A or B, as applicable.
(c)   Option 3:  Any Other Form
   Any other form of variable annuity which is acceptable to the Company.

These variable annuity payment options are subject to the following provisions:
(1)   Amount of First Payment
   The first payment under a variable annuity payment option will be based on the value of each Variable Sub-Account on the 5th Valuation Date preceding the date annuity payments commence. It will be determined by applying the appropriate rate from Table A to the amount applied under the payment option.
(2)   Annuity Units
   The number of Annuity Units paid to the Annuitant for each Variable Sub-Account is determined by dividing the amount of the first payment by the Variable Sub-Account's annuity unit value on the 5th Valuation Date preceding the date the first payment is due. The number of Annuity Units used to calculate each payment for a Variable Sub-Account remains fixed during the Annuity Payment Period.
(3)   Amount of Payments After the First
   Payments after the first will vary depending upon the investment experience of the Variable Sub-Accounts. The subsequent amount paid from each Variable Sub-Account is determined by multiplying (a) by (b) where (a) is the number of Variable Sub-Account Annuity Units to be paid and (b) is the Variable Sub-Account annuity unit value on the 5th Valuation Date preceding the date the annuity payment is due. The total amount of each variable annuity payment will be the sum of the variable annuity payments for each Variable Sub-Account. The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.
(4)   Transfers After the Payment Commencement Date
   Once variable annuity payments have begun, the Owner may Transfer all or part of the Annuity Account from one Variable Sub-Account to another. Transfers after the Payment Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the Variable Sub-Account to which the Transfer is made. The result will be that the next annuity payment, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payments will reflect changes in the value of the new Annuity Units. The Certificate's Transfer provisions will apply.

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J438                                                                 Page 14
Payment Options (continued)
-------------------------------------------------------------------------------

What guidelines apply to periodic withdrawals?
PERIODIC WITHDRAWAL OPTION
The Owner must Request that all or part of the Annuity Account Value be applied to a Periodic Withdrawal Option. Premium Tax, if applicable, will be deducted before applying the amount Requested. While periodic withdrawals are being received:
    the Owner may keep the same Variable  Sub-Accounts as were in force before periodic
   withdrawals began;
    Charges and fees under this Certificate continue to apply; and the Owner may continue to exercise all contractual rights that are available prior to electing a payment option, except that no Contributions may be made.

HOW TO ELECT PERIODIC WITHDRAWALS
The Request of the Owner is required to elect,  or change the election of, the
      Periodic
Withdrawal Option.  The Owner must Request:
    the withdrawal frequency of either 12-, 6-, 3-, or 1-month intervals; a withdrawal amount; a minimum of $100 is required; the calendar month, day, and year on which withdrawals are to begin; one Periodic Withdrawal Option; and the allocation of withdrawals from the Variable Sub-Account(s) as follows:

(1)Prorate the amount to be paid across all Variable Sub-Accounts in proportion to the assets in each Variable Sub-Account; or
(2)Select the Variable Sub-Account(s) from which withdrawals will be made. Once the Variable Sub-Accounts(s) have been depleted, the Company will automatically prorate the remaining withdrawals against all remaining available Variable Sub-Accounts, unless the Owner Requests the selection of another Variable Sub-Account.

The Owner may elect to change the withdrawal option and/or frequency once each calendar year.

Periodic Withdrawals will cease on the earlier of the date:
    the amount elected to be paid under the option selected has been reduced to zero; the Annuity Account Value is zero; the Owner Requests that withdrawals stop; the Owner purchases an annuity option; or of death of an Owner or the Annuitant.

PERIODIC WITHDRAWAL OPTIONS
AVAILABLE
The Owner must elect one of these withdrawal options:
(1) Income for a Specified Period for at least thirty-six (36) months - The Owner elects the duration over which withdrawals will be
   made.  The amount paid will vary based on the duration; or
(2)Income of a Specified Amount for at least thirty-six (36) months - The Owner elects the dollar amount of the withdrawals. Based on the amount elected, the duration may vary.
(3)Any other form for a period of at least thirty-six (36) months - The Owner elects any other form of Periodic Withdrawal which is acceptable to the Company.

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J438                                                           Page 15

                               TABLE B - Life Annuity

                                        MALE

                           Monthly Payment for Each $1,000

                              of Variable Account Value

J401                                                                    Page 19

               Without             With Guaranteed Period
               Period
Age of         Guaranteed     5         10   15                20

Annuitant      Period        Years    Years Years            Years


 20   4.32    4.32   4.32    4.31   4.31
 21                                 4.32
      4.34    4.34   4.33    4.33
 22                                 4.33
      4.35    4.35   4.34    4.34
 23
      4.36    4.36   4.36    4.35   4.35
 24
      4.38    4.38   4.37    4.37   4.36
 25
      4.39    4.39   4.39    4.38   4.37
 26
      4.41    4.41   4.40    4.40   4.39
 27
      4.42    4.42   4.42    4.41   4.40
 28
      4.44    4.44   4.43    4.43   4.42
 29
      4.46    4.46   4.45    4.45   4.44
 30
      4.48    4.48   4.47    4.46   4.46
 31
      4.50    4.50   4.49    4.48   4.48
 32
      4.52    4.52   4.51    4.51   4.50
 33
      4.54    4.54   4.54    4.53   4.52
 34
      4.57    4.57   4.56    4.55   4.54
 35
      4.59    4.59   4.59    4.58   4.56
 36
      4.62    4.62   4.61    4.60   4.59
 37
      4.65    4.65   4.64    4.63   4.61
 38
      4.69    4.68   4.67    4.66   4.64
 39
      4.72    4.72   4.71    4.69   4.67
 40
      4.76    4.75   4.74    4.72   4.70
 41
      4.79    4.79   4.78    4.76   4.73
 42
      4.83    4.83   4.82    4.79   4.76
 43
      4.88    4.87   4.86    4.83   4.80
 44
      4.92    4.92   4.90    4.87   4.83
 45
      4.97    4.96   4.94    4.91   4.87
 46
      5.02    5.01   4.99    4.95   4.91
 47
      5.07    5.06   5.04    5.00   4.95
 48
      5.13    5.12   5.09    5.05   4.99
 49
      5.18    5.17   5.14    5.09   5.03
 50
      5.25    5.23   5.20    5.15   5.08



 51   5.31    5.30   5.26    5.20   5.13
 52
      5.38    5.36   5.32    5.26   5.17
 53
      5.45    5.43   5.39    5.32   5.22
 54
      5.53    5.51   5.45    5.38   5.28
 55
      5.61    5.59   5.53    5.44   5.33
 56
      5.69    5.67   5.61    5.51   5.38
 57
      5.79    5.76   5.69    5.58   5.44
 58
      5.88    5.85   5.78    5.66   5.50
 59
      5.99    5.96   5.87    5.73   5.55
 60
      6.10    6.07   5.97    5.81   5.61
 61
      6.22    6.18   6.07    5.90   5.67
 62
      6.36    6.31   6.18    5.98   5.73
 63
      6.50    6.45   6.30    6.07   5.79
 64
      6.65    6.59   6.42    6.16   5.85
 65
      6.82    6.75   6.55    6.25   5.91
 66
      6.99    6.91   6.68    6.35   5.96
 67
      7.18    7.09   6.82    6.44   6.02
 68
      7.39    7.27   6.97    6.54   6.07
 69
      7.60    7.47   7.12    6.63   6.12
 70
      7.84    7.68   7.27    6.73   6.17
 71
      8.09    7.90   7.43    6.82   6.22
 72
      8.35    8.14   7.59    6.92   6.26
 73
      8.63    8.38   7.76    7.01   6.29
 74
      8.94    8.64   7.93    7.09   6.33
 75
      9.27    8.92   8.10    7.17   6.36
 76
      9.62    9.21   8.28    7.25   6.39
 77
     10.00    9.52   8.45    7.33   6.41
 78
     10.40    9.84   8.62    7.39   6.43
 79
     10.84   10.18   8.79    7.46   6.45
 80
     11.31   10.53   8.96    7.51   6.46

If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used in determining the above amounts.

J401                                                     Page 3

                             TABLE A - Variable Life Annuity

                                       FEMALE

                           Monthly Payment for Each $1,000

                              of Annuity Account Value


               Without             With Guaranteed Period
               Period
Age of         Guaranteed     5         10   15                20

Annuitant      Period        Years    Years Years            Years

 20     4.25   4.25   4.25   4.24   4.24
 21     4.26   4.26   4.26   4.25   4.25
 22     4.27   4.27   4.27   4.26   4.26
 23     4.28   4.28   4.28   4.27   4.27
 24     4.29   4.29   4.29   4.28   4.28
 25     4.30   4.30   4.30   4.29   4.29
 26     4.31   4.31   4.31   4.31   4.30
 27     4.32   4.32   4.32   4.32   4.31
 28     4.34   4.34   4.33   4.33   4.33
 29     4.35   4.35   4.35   4.34
                                    4.34
 30     4.36   4.36   4.36   4.36   4.35
 31     4.38   4.38   4.38   4.37   4.37
 32     4.40   4.39   4.39   4.39   4.38
 33     4.41   4.41   4.41   4.40   4.40
 34     4.43   4.43   4.43   4.42   4.42
 35     4.45   4.45   4.45   4.44   4.44
 36     4.47   4.47   4.47   4.46   4.45
 37     4.49   4.49   4.49   4.48   4.47
 38     4.51   4.51   4.51   4.50   4.50
 39     4.54   4.54   4.53   4.53   4.52
 40     4.56   4.56   4.56   4.55   4.54
 41     4.59   4.59   4.58   4.58   4.57
 42     4.62   4.62   4.61   4.60   4.59
 43     4.65   4.65   4.64   4.63   4.62
 44     4.68   4.68   4.67   4.66   4.65
 45     4.72   4.71   4.71   4.69   4.68
 46     4.75   4.75   4.74   4.73   4.71
 47     4.79   4.79   4.78   4.76   4.74
 48     4.83   4.83   4.82   4.80   4.77
 49     4.87   4.87   4.86   4.84   4.81
 50     4.92   4.92   4.90   4.88   4.85


51   4.97    4.96   4.95   4.92   4.89
52   5.02    5.01   5.00   4.97   4.93
53   5.07    5.07   5.05   5.02   4.97
54   5.13    5.12   5.10   5.07   5.02
55   5.19    5.18   5.16   5.12   5.07
56   5.26    5.25   5.22   5.18   5.12
57   5.33    5.32   5.28   5.23   5.17
58   5.40    5.39   5.35    .30   5.22
59   5.48    5.47   5.43   5.36
                                  5.28
60   5.56    5.55   5.50   5.43   5.33
61   5.65    5.64   5.59   5.50   5.39
62   5.75    5.73   5.67   5.58   5.46
63   5.86    5.83   5.77   5.66   5.52
64   5.97    5.94   5.87   5.75   5.58
65   6.09    6.06   5.97   5.83   5.65
66   6.22    6.18   6.08   5.92   5.71
67   6.35    6.31   6.20   6.02   5.78
68   6.50    6.46   6.33   6.12   5.84
69   6.66    6.61   6.46   6.22   5.91
70   6.84    6.78   6.60   6.32   5.97
71   7.03    6.96   6.75          6.03
                           6.42
72   7.24    7.16   6.91   6.53   6.09
73   7.47    7.37   7.07   6.64   6.14
74   7.72    7.59   7.24   6.75   6.19
75   7.98    7.83   7.42   6.85   6.24
76   8.27    8.09   7.61   6.96   6.28
77   8.59    8.37   7.80   7.05   6.32
78   8.93    8.67   7.99   7.15   6.35
79   9.30    8.98   8.19   7.24   6.38
80   9.70    9.31   8.38   7.32   6.41

  If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used in determining the above amounts.

FLEXIBLE PREMIUM VARIABLE DEFERRED GROUP ANNUITY.
Contributions may be made until the Payment Commencement Date or until the death benefit is payable to a Beneficiary. The Owner is as shown on the Certificate Data Page unless changed as provided for in this Certificate. The Company will pay the Annuitant the first of a series of annuity payments on the annuity commencement date by applying the Variable Account Value of the Owner's Annuity Account according to the Payment Options Provisions. Subsequent payments will be paid on the same day of each frequency period according to the provisions of this Certificate. Non-Participating. Not eligible to share in the Company's divisible surplus.











CORPORATE HEADQUARTERS - Englewood, Colorado


J438

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J438                                                           Page i

                                CERTIFICATE DATA PAGE

ANNUITY INFORMATION                            OWNER INFORMATION

Annuity Certificate Number:   1234567
Effective Date:         March 1, 1999
Status of Annuity:      Non-Qualified
Initial Contribution:   $5,000
Payment Commencement Date:  March 1, 2009
Owner:               JOHN C. DOE
Date of Birth:       April 1, 1944
Tax ID Number:       111-11-1111
Joint Owner:         JANE B. DOE
Date of Birth:       November 12, 1948
Tax ID Number:       ###-##-####

ANNUITANT INFORMATION

Annuitant:              JOHN C. DOE
Date of Birth:          March 22, 1942
Tax ID Number:          ###-##-####
Contingent Annuitant:   DAVID J. DOE
Date of Birth:       June 6, 1964
Tax ID Number:       ###-##-####

------------------------------------------------------------------------
J438                                                          Page ii

                                CERTIFICATE INFORMATION

This Certificate Data Page, together with the Initial Contribution Allocation Confirmation, reflects the information with which your Certificate has been established as of the Effective Date. If you wish to change or correct any information on this page, please call the Annuity Service Center immediately at 1-800-XXX-XXXX.

    CHARGES: Charges at the time we issued this Certificate are shown below. Risk Charge:
      Mortality:              Expense:                Total:
      .35% maximum         .15% maximum         .50% maximum

   Certificate Maintenance Charge:  $30.00 maximum annually

    PAYMENT COMMENCEMENT DATE: The date on which annuity payments or periodic withdrawals will start. This Certificate Data Page indicates the date that you selected, or if no date is specified, the latest date on which payments can start. (You may change the Payment Commencement Date prior to commencement of annuity payments, or it may be changed by the Beneficiary upon the death of an Owner.)

                                ANNUITY SERVICE CENTER:

                      Great-West Life & Annuity Insurance Company
                                Annuity Service Center
                                     P.O. Box 1700
                                   Denver, CO 80201
                                    1-800-XXX-XXXX

                               POLICYHOLDER INFORMATION
                                     Policyholder

                                BENEFICIARY INFORMATION


Beneficiary:            Sally Smith
Date of Birth:          January 17, 1956
Tax ID Number:          ###-##-####